Exhibit 99.3

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC. ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION

SCHAUMBURG, Ill. — April 9, 2007 - iPCS, Inc. (Nasdaq: IPCS), a PCS Affiliate of Sprint Nextel, announced today that it has commenced a cash tender offer and consent solicitation for any and all of its 11 1/2% Senior Notes due 2012 (CUSIP No. 44980YAG2) and 11 3/8% Senior Notes due 2012 (CUSIP Nos. 44043UAL4) (the “Notes”). The aggregate principal amounts of the Notes are $165,000,000 and $125,000,000, respectively, as of the date of this press release.

The following table summarizes terms material to the determination of the total consideration to be received in the tender offer per $1,000 principal amount of Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on April 20, 2007 (the “Consent Payment Deadline”):

CUSIP No.	Security Description	Reference Security	Bloomberg Reference Page	Fixed Spread	Consent Payment (1)

44980YAG2	11 1/2% Senior Notes due 2012	4 7/8% U.S.T. Note due 04/30/08	PX4	50 bps	$30

44043UAL4	11 3/8% Senior Notes due 2012	5 1/8% U.S.T. Note due 06/30/08	PX4	50 bps	$30

(1)          Per $1,000 principal amount tendered prior to the Consent Payment Deadline and accepted for purchase.

The total consideration will be calculated at 2:00 p.m., New York City time, on a date which is at least 10 business days prior to the Expiration Date, which the Company currently expects to be on or about April 20, 2007.

Holders who validly tender their Notes by the Consent Payment Deadline will receive payment on the initial payment date, which is expected to be on or about April 23, 2007. Holders who tender their Notes after the Consent Payment Deadline but on or prior to the Expiration Date (as defined below) will receive the total consideration referred to above per $1,000 principal amount of Notes validly tendered and not withdrawn, less the consent payment of $30.00 per $1,000 principal amount.

In connection with the tender offer, iPCS is soliciting consents to certain proposed amendments to eliminate substantially all of the restrictive covenants in the indentures governing each series of Notes. Holders may not tender their Notes without delivering consents or deliver consents without tendering their Notes.

The tender offer is scheduled to expire at 12:00 midnight, New York City time, on May 4, 2007 (the “Expiration Date”). The Company’s obligation to accept for purchase, and to pay for, Notes validly tendered pursuant to the tender offer and consent solicitation is subject to the satisfaction of certain conditions including: (1) receipt of tenders from holders of a majority in aggregate principal amount of the outstanding Notes, (2) the receipt by the Company of sufficient net proceeds from a debt financing transaction that, together with balance sheet cash, is in an amount sufficient to fund the payment of the purchase price, premiums, fees and other expenses associated with the tender offer and consent solicitation and pay a dividend to common stockholders and (3) certain other customary conditions.

The complete terms and conditions of the tender offer and consent solicitation are described in the Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”) of the Company dated April 9, 2007, copies of which may be obtained by contacting D.F. King & Co., Inc., the information agent for the offer, at (212) 269-5550 (collect) or (800) 859-8511 (U.S. toll-free). Banc of America Securities LLC and UBS Investment Bank are the dealer managers and solicitation agents for the offer. Additional information concerning the tender offer may be obtained by contacting Banc of America Securities LLC, High Yield Special Products, at (704) 388-9217 (collect) or (888) 292-0070 (U.S. toll-free) or to UBS Investment Bank, Liability Management Group, at (203) 719-4210 (collect) or (888) 722-9555 x4210 (US toll-free).

This press release is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offer and consent solicitation are being made solely pursuant to the Offer to Purchase.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of March 31, 2007, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.4 million residents, and iPCS had approximately 590,900 subscribers. iPCS is headquartered in

Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisitions of other Sprint PCS Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining Sprint PCS Affiliates of Sprint Nextel; (5) changes in customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (8) an increase in our expenses resulting from an increase in the CCPU rate that Sprint charges us for certain back-office services and a decrease in our revenue resulting from a decrease in the reciprocal roaming rate between us and Sprint; (9) potential declines in the relationship between roaming revenue iPCS receives from Sprint and roaming expense iPCS pays to Sprint; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) adverse changes in financial position, condition or results of operations; (14) iPCS’s dependence on independent third parties for a sizable percentage of its sales; and (15) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.